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                                                                   EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Partners
Essex Portfolio L.P.:

We consent to inclusion in the registration statement dated January 16, 1998 on Form S-3 of Essex Portfolio, L.P. of our report dated January 31, 1997, relating to the balance sheets of Essex Portfolio, L.P., as of December 31, 1996 and 1995, and the related statements of operations, partners' capital and cash flows for the years ended December 31, 1996 and 1995, and the period June 13, 1994 through December 31, 1994 and of Essex Partners Properties (the Predecessor) for the period January 1, 1994 through June 12, 1994 and the related financial statement schedule.

We also consent to incorporation by reference in the aforementioned registration statement of our report dated January 31, 1997, relating to the consolidated balance sheets of Essex Property Trust, Inc. as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows of Essex Property Trust, Inc. for the years ended December 31, 1996 and 1995, and the period June 13, 1994 through December 31, 1994 and of Essex Partners Properties (the Predecessor) for the period January 1, 1994 through June 12, 1994 and the related financial statement schedule, which report appears in the December 31, 1996 annual report on Form 10-K of Essex Property Trust, Inc.

We also consent to incorporation by reference in the aforementioned registration statement of our report dated August 15, 1997, relating to the Combined Historical Summary of Gross Income and Direct Operating Expenses of Wilshire Promenade, Tara Village, Evergreen Heights, The Bluffs II, The Village Apartments, Camarillo Lots 7, 8, and 9, and Huntington Breakers Apartments for the year ended December 31, 1996, which report appears in Attachment A to Form 8-K dated August 29, 1997.

We also consent to incorporation by reference in the aforementioned registration statement of our report dated October 1, 1997, relating to the Combined Statement of Revenues and Certain Expenses of Stonehedge Village, Bridle Trails, Spring Lake and Maple Leaf for the year ended December 31, 1996, which report appears in Attachment A to Form 8-K dated December 1, 1997.

We also consent to the reference to our firm under the heading "Experts" in the aforementioned registration statement.


                                                           KPMG Peat Marwick LLP

San Francisco, California
January 16, 1998